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                                                                      EXHIBIT 21




             LIST OF SUBSIDIARIES OF LIBERTY GROUP PUBLISHING, INC.


LIBERTY GROUP PUBLISHING, INC.
         o        Liberty Group Operating, Inc.
                  o        Liberty Group Arkansas Holdings, Inc.
                  o        Liberty Group Arizona Holdings, Inc.
                  o        Liberty Group California Holdings, Inc.
                  o        Liberty Group Illinois Holdings, Inc.
                  o        Liberty Group Iowa Holdings, Inc.
                  o        Liberty Group Kansas Holdings, Inc.
                  o        Liberty Group Michigan Holdings, Inc.
                  o        Liberty Group Minnesota Holdings, Inc.
                  o        Liberty Group Missouri Holdings, Inc.
                  o        Liberty Group Nebraska Holdings, Inc.
                  o        Liberty Group Nevada Holdings, Inc.
                           o         Elko Daily Free Press, Inc.
                  o        Liberty Group New York Holdings, Inc.
                  o        Liberty Group Pennsylvania Holdings, Inc.
                  o        Liberty Group Management Services, Inc.
                  o        Liberty Group Louisiana Holdings, Inc.
                           o         News Leader, Inc.
                           Plaquemine Publishing, Inc. (in process)
                  o        Liberty Group Idaho Holdings, Inc.
                           o         Magic Valley Publishing Co.
                  o        Liberty Group North Dakota Holdings, Inc.
                  o        Liberty Group Suburban Newspapers, Inc.
                  o        Mineral Daily News Tribune, Inc.